Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Group Receives $700,000 Working Capital Credit Facility

WESTON, FL – February 5, 2019 – Monaker Group, Inc. (NASDAQ: MKGI), a technology leader in the travel and vacation rental markets, today reported it has received a $700,000 working capital line of credit (documented in the form of a promissory note) from the company’s Chairman, Donald P. Monaco, of which the company has received $150,000. The line can be accessed by the company at any time over the next 12 months with the approval of Mr. Monaco, and is anticipated to be used for general working capital.

“In addition to Don’s stewardship as our Chairman, his commitment to Monaker’s success has been demonstrated by significant investments through which he has become the company’s largest shareholder”, commented Monaker CEO, William Kerby, who continued, “We are grateful for Don’s financial support, especially at this important time when our growth is accelerating and we begin to generate revenues from the bookings of Monaker’s vacation rental properties by our initial travel distribution partners.”

Terms of the credit facility (promissory note) are discussed further in a Current Report on Form 8-K filed today by the Company with the Securities and Exchange Commission.

About Monaker Group

Monaker Group, Inc., is a technology-driven travel company focused on delivering innovation to the alternative lodging rental (ALR) market. The Monaker Booking Engine (MBE) provides access to more than one million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging. For more about Monaker Group, visit www.monakergroup.com.

Important Cautions Regarding Forward Looking Statements

This release includes ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including ''will,'' ''may,'' ''expects,'' ''projects,'' ''anticipates,'' ''plans,'' ''believes,'' ''estimate,'' ''should,'' and certain of the other foregoing statements may be deemed forward-looking statements. Although Monaker believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. All forward-looking statements are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in Monaker’s annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the company’s Annual Report on Form 10-K for the period ended February 28, 2018 and the company's subsequently filed Quarterly Reports on Form 10-Q, which have been filed with the SEC and are available at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the company.

Company Contact:

Monaker Group, Inc.

Richard Marshall

Director of Corporate Development

Tel (954) 888-9779

Email: rmarshall@monakergroup.com